ASSUMPTION AGREEMENT

         This Assumption Agreement (the "Agreement") is entered into as of this 17th day of March, 2005 (the "Effective Date") by and among Multi-Link Telecommunications, Inc. a Colorado corporation (the "Company") and David J. Cutler, an adult resident of the state of Colorado ("Cutler").

                                    RECITALS

         A. Company has the following wholly-owned subsidiaries (i) Multi-Link Communications, Inc., a Colorado corporation, (ii) Hellyer Communication Services, Inc, a Colorado corporation, (iii) Multi-Link Communications, LLC, an Indiana limited liability company, (iv) One Touch Communications, Inc., a Colorado corporation, (v) Voicelink, Inc., a Georgia corporation, and
(vi)Voicelink of Florida, Inc., a Florida corporation (collectively, the foregoing subsidiaries are hereinafter referred to individually as "Subsidiary" or collectively as "Subsidiaries").

         B. The Subsidiaries formerly conducted the operating businesses of the Company, but the Subsidiaries are each now inactive and have no assets.


         C. The Company desires to sell all of the equity and/or membership interests of each Subsidiary to Cutler, and Cutler desires to purchase all of such equity and/or membership interests from the Company (the "Transfer"), pursuant to the terms and conditions set forth herein.

         D. The Company believes it is in the bests of all stockholders to complete this Transfer to better allow the Company to complete a business combination with an operating company.

         E.  The  Company  will   following   the  Transfer   continue  to  have
approximately $3,000 in cash, which constitutes the only assets of the Company having any substantial value.

         F. In consideration for the Transfer, Cutler has agreed to assume, and indemnify Company against, all of Company's obligations and liabilities of every kind and description as set forth herein as of the Closing.

         G. In further consideration for the Transfer, Cutler has agreed to settle, and release the Company from any liability under, any and all obligations and claims with respect to any debt and/or obligations of the Company owed to Cutler including, without limitation, any obligations of the Company incurred in connection with Cutler's capacity as an employee, officer and director of the Company, but specifically excluding that certain convertible promissory note in the principal amount of $147,153.25 which is convertible into 6,628,978 shares of the Company's common stock ("Note") (collectively, such obligations and claims being released being referred to herein as "Cutler Claims").

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the above recitals, the following representations, warranties, covenants and conditions, and other good and valuable consideration, the receipt of which is acknowledged, the parties agree as follows:

1. Assumption of Liabilities. Cutler hereby assumes, and agrees to pay, observe and perform all of the duties, obligations, terms, provisions and covenants of, all of Company's burdens, debts, obligations and liabilities of every nature and kind, whether liquidated or contingent, choate or inchoate, known or unknown, including but not limited to Company's accounts payable, vendor claims, notes payable, obligations under any contracts, agreement, instruments, licenses and leases, leases for office space, storage facilities, automobiles and other real or personal property, accrued salaries and benefits, taxes of any kind or nature, employment tax withholding and payroll taxes, filings made with any regulatory agencies, fines and penalties, accrued expenses, employment matters and benefits, employment contracts, debt, subordinated debt, claims made by any past or current holders of the Company's securities , warranties and other customer claims, actions and proceedings, pending or threatened, and liabilities, obligations or claims, whether or not presently asserted, arising out of, relating to or connection with any business heretofore conducted by the Company or any of its affiliates and Subsidiaries at any time prior to the closing of that certain Securities Purchase Agreement ("Purchase Agreement") dated March 16, 2005 by and among KI Equity Partners I, LLC ("KI Equity") and Cutler, but specifically excluding the obligations of the Company under the Note (the "Assumed Liabilities") and the Public Storage lease on a month-to-month basis. Without limiting the foregoing, Cutler agrees to pay and satisfy at the closing of the Purchase Agreement any and all Edgar filing fees, stockholder mailing costs, transfer agent fees, taxes, transfer fees, regulatory and state fees, finders or consulting fees, and all other legal, accounting and other fees and expenses incurred by the Company in connection with this Agreement and the transactions contemplated under the Purchase Agreement.

         2. Waiver and Release. Cutler for himself and on behalf of all his family members and all affiliated persons and entities hereby waives, and forever releases and discharges the Company from, any and all liabilities or obligations with respect to the Cutler Claims including, without limitation, any interest, charges, penalties or other charges arising under or related to the Cutler Claims; provided, however, that this release and waiver shall not affect the Company's obligations under the Note.

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

         3. Indemnification. Cutler agrees to indemnify and hold harmless the Company and its directors, officers, managers, members, shareholders, agents and employees (each, an "Indemnified Person") from and against any losses, claims, expenses, damages or liabilities (or actions or proceedings in respect thereof) ("Damages") incurred by any Indemnified Person arising out of or with respect to the Assumed Liabilities or the breach by Cutler of any representation, warranty or agreement hereunder (collectively, "Indemnity Claim"), and Cutler will reimburse any Indemnified Person for all expenses (including reasonable counsel and expert fees) as they are incurred by any such Indemnified Persons in connection with any Indemnity Claim, including any costs and expenses for investigating, preparing or defending any action or proceeding, whether pending or threatened, and whether or not such Indemnified Person is a party hereto.

         The parties hereto hereby acknowledge and agree that the Indemnity Escrow as defined and established under the Purchase Agreement shall be available to satisfy any indemnification claims that Company may assert against Cutler pursuant to this Agreement.

         If at any time Company determines to assert a right to indemnification under this Section 3, Company shall give to Cutler written notice describing the matter for which indemnification is sought in reasonable detail. In the event that a demand or claim for indemnification is made hereunder with respect to a matter the amount or extent of which is not yet known or certain, the notice of demand for indemnification shall so state, and, where practicable, shall include an estimate of the amount of the matter. The failure of Company to give notice of any matter to Cutler shall not relieve Cutler of any liability which Cutler may have to Company, except to the extent such failure to notify shall have prejudiced Cutler. Within 10 days after receipt of the notice referred to above, Cutler shall (i) acknowledge in writing his responsibility for all or part of such matter, and shall pay or otherwise satisfy the portion of such matter as to which responsibility is acknowledged or take such other action as is reasonably satisfactory to Company to resolve any such matter that involves anyone not a party hereto, or (ii) give written notice to Company of his intention to dispute or contest all or part of such responsibility. Upon delivery of such notice of intention to contest, the parties shall negotiate in good faith to resolve as promptly as possible any dispute as to responsibility for, or the amount of, any such matter. If such dispute is not resolved within 10 days, such dispute shall be submitted to arbitration as provided under Section 9(h) hereof.

         Cutler shall have the authority and right to satisfy such Indemnity Claims, without notice or cost to Company, and Company shall cooperate with Cutler as reasonably requested to dispute and defend against any indemnification claim as determined by Cutler, at Cutler's expense, and Company shall supply any necessary confirmation or available documentation as related to the defense of any indemnification claim involving a third party.

         4. Transfer. The Company hereby transfers to Cutler, and Cutler hereby accepts all right, title and interests that the Company may have in the equity or membership interests of the Subsidiaries, AS IS, WHERE IS, without any warranty or representation of any kind and without recourse against the Company.

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

         5. Release of all Claims. Cutler, for himself and his respective successors and assigns, hereby forever releases the Company and its successors and assigns, and their respective past and present officers and directors, employees, shareholders, members, consultants, attorneys, accountants, other professional, insurers, agents and all other related entities, including, but not limited to, assigns, predecessors, successors, controlling corporations, subsidiaries or other affiliates (jointly, the "Related Parties") from any and all claims, demands, and causes of action of every kind and nature, including, without limitation, those relating to or arising out of the Cutler Claims, and any federal, state or local laws, and common law; provided, however, that nothing contained herein shall be construed to limit in anyway the rights of either party, and their successors and assigns, to enforce the terms of this Agreement and the obligations under the Note. Cutler irrevocably agrees to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action, or proceeding of any kind, in any court or before any tribunal, against the Company and its Related Parties based upon any released claim.

         6. Representations and Warranties of Company. Company represents and warrants to Cutler that: (i) on the date of this Agreement, Company has all necessary authority to execute this Agreement; (ii) there is no claim, action, suit or other proceeding pending, threatened or known, which, if decided adversely, would interfere with the consummation of the transaction contemplated hereby; (iii) no approval or consent of any governmental authority or third party is required for Company to enter into or perform this Agreement; (iv) this Agreement is enforceable in accordance with its terms, subject to the laws of insolvency and general principles of equity; and (v) this Agreement has been duly authorized and adopted by the Company.

         7. Representations and Warranties of Cutler. Cutler represents to Company that: (i) on the date of this Agreement, Cutler has all necessary authority to execute this Agreement; (ii) there is no claim, action, suit or other proceeding pending, threatened or known against Cutler, which, if decided adversely, would interfere with the consummation of the transaction contemplated hereby; (iii) no approval or consent of any governmental authority or third party is required for Cutler to enter into or perform this Agreement; (iv) this Agreement is enforceable against Cutler in accordance with its terms, subject to the laws of insolvency and general principles of equity; and (v) this Agreement has been duly authorized and adopted by Cutler.

         8. Delivery and Cooperation. If either party requires any further documentation, the other party will promptly respond to any reasonable requests for additional documentation.


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

         9. Miscellaneous.

                  (a) Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

                  (b) Survival of Covenants and Representations. All agreements, covenants, representations and warranties made by the parties herein shall survive the delivery of this Agreement.

                  (c) Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision will not affect the validity or enforceability of any remaining portion, which remaining portion will remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared as the intention of the parties hereto that the parties would have executed the remaining portion of this Agreement without including therein any such part or portion which may, for any reason, be hereafter declared invalid or unenforceable.

                  (d) Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without reference to choice of law principles.

                  (e) Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

                  (f) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto concerning the subject matter contained herein, and supersedes all prior agreements or understanding of the parties. No provision of this Agreement may be waived or amended except in a writing signed by both parties. A waiver or amendment of any term or provision of this Agreement shall not be construed as a waiver or amendment of any other term or provision.

                  (g) Counterparts. This Agreement may be executed by facsimile signatures and in multiple counterparts, each of which shall be deemed an original. It shall not be necessary that each party executes each counterpart, or that any one counterpart be executed by more than one party so long as each party executes at least one counterpart.

                  (h) Arbitration. All disputes, controversies or claims ("Disputes") arising out of or relating to this Agreement shall in the first instance be the subject of a meeting between a representative of each party who

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

has decision-making authority with respect to the matter in question. Should the meeting either not take place or not result in a resolution of the Dispute within twenty (20) business days following notice of the Dispute to the other party, then the Dispute shall be resolved in a binding arbitration proceeding to be held in Denver, Colorado in accordance with the international rules of the American Arbitration Association. The arbitrators may award attorneys' fees and other related arbitration expenses, as well as pre- and post-judgment interest on any award of damages, to the prevailing party, in their sole discretion. The parties agree that a panel of three arbitrators shall be required, all of whom shall be fluent in the English language, and that the arbitration proceeding shall be conducted entirely in the English language. Any award of the arbitrators shall be deemed confidential information for a minimum period of five years.

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

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.


                                     MULTI-LINK TELECOMMUNICATIONS, INC.



                                     By:
                                        ----------------------------------
                                        David J. Cutler, CEO and President


                                     -------------------------------------
                                     David J. Cutler, Individually




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